As filed with the Securities and Exchange Commission on February 26, 2016

Registration No. 333-186932

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 on

Form S-8 to Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INTERVAL LEISURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2590997
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6262 Sunset Drive
Miami, FL 33143
(305) 666-1861
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Compensation Plan
Interval Leisure Group, Inc. Deferred Compensation Plan for Non-Employee Directors
(Full title of plan)

Victoria J. Kincke
General Counsel
Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michele L. Keusch
Associate General Counsel
Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value of $0.01 per share	3,392,458	N/A	N/A	N/A

(1)               This Post-Effective Amendment No. 1 on Form S-8 covers securities that were originally registered on the Registrant’s Registration Statement on Form S-3 (File No. 333-186932), as amended, to which this filing is an amendment.

(2)               All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-3, to which this Post-Effective Amendment No. 1 relates.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Interval Leisure Group, Inc., a Delaware corporation (the “Registrant”), to register 567,046 shares of common stock, par value $0.01 per share (“Common Stock”), available for issuance under the terms of the Interval Leisure Group, Inc. 2008 Annual and Stock Incentive Plan, as amended (the “2008 Plan”), and issuance of 100,000 shares of Common Stock under the Interval Leisure Group, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”). Prior to December 31, 2015, there were stock options under the 2008 Plan that had been issued to employees of companies that were previously owned by our former parent company, IAC/InterActiveCorp, in connection with our August 2008 spin-off that were not eligible for registration on Form S-8. All currently outstanding awards under the 2008 Plan and the Director Plan are eligible for registration on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant (Commission File No. 001-34062) with the Commission are hereby incorporated by reference in this Registration Statement as of their respective dates and shall be deemed a part hereof:

a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016;

b)

the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 001-34062) filed with the SEC on August 5, 2008, including any amendments or reports filed for the purpose of updating such description; and

c)

the description of our Rights Agreement contained in our registration statement on Form 8-A filed with the SEC on June 11, 2009, including any amendments or reports filed for the purpose of updating such description.

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the Common Stock offered hereby has been passed upon by Victoria J. Kincke, Senior Vice President, General Counsel and Secretary of the Registrant. Ms. Kincke is an employee of the Registrant and as such participates in the Registrant’s employee benefit plans and owns securities of the Registrant, including restricted stock units.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, shareholder vote, agreement or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its shareholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant, or by reason of the fact such person, or a person of whom he or she is the legal representative is or was serving, at the Registrant’s request, as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant. To the extent authorized by the DGCL, the Registrant will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Any amendment of these provisions will not reduce the indemnification obligations of the Registrant relating to actions taken before such amendment.

The Registrant has obtained policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of the Registrant, also may pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The documents set forth below, numbered in accordance with Item 601 of Regulation S-K, are filed herewith or incorporated herein by reference to the location indicated.

Exhibit No.	Description of Document	Method of Filing

4.1	Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan, as amended	Incorporated herein by reference to ILG’s Annual Report on Form 10-K filed on February 28, 2013

4.2	Interval Leisure Group, Inc. Deferred Compensation Plan for Non-Employee Directors	Incorporated herein by reference to ILG’s Registration Statement on Form S-1 (File No. 333-152699)

5.1	Opinion of General Counsel	Previously filed

23.1	Consent of Counsel (included in Exhibit 5.1)	Previously filed

23.2	Consent of Ernst & Young LLP	Filed herewith

24	Powers of Attorney (included in the signature page to this Registration Statement)	Previously filed

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)     that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 26, 2016.

INTERVAL LEISURE GROUP, INC.

By:	/s/ Craig M. Nash
Craig M. Nash
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig M. Nash
Craig M. Nash	Chairman, President and Chief Executive	February 26, 2016
Officer (Principal executive officer) and Director

/s/ William L. Harvey
William L. Harvey	Chief Financial Officer (Principal financial officer)	February 26, 2016

/s/ John A. Galea
John A. Galea	Chief Accounting Officer (Principal accounting officer)	February 26, 2016

/s/ David Flowers
David Flowers	Director	February 26, 2016

/s/ Victoria L. Freed
Victoria L. Freed	Director	February 26, 2016

/s/ Gary S. Howard
Gary S. Howard	Director	February 26, 2016

/s/ Chad Hollingsworth
Chad Hollingsworth	Director	February 26, 2016

/s/ Lewis J. Korman
Lewis J. Korman	Director	February 26, 2016

/s/ Thomas J. Kuhn
Thomas J. Kuhn	Director	February 26, 2016

/s/ Jeanette E. Marbert
Jeanette E. Marbert	Director	February 26, 2016

/s/ Thomas J. McInerney
Thomas J. McInerney	Director	February 26, 2016

/s/ Thomas P. Murphy, Jr.
Thomas P. Murphy, Jr.	Director	February 26, 2016

/s/ Avy H. Stein
Avy H. Stein	Director	February 26, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Document	Method of Filing

23.2	Consent of Ernst & Young LLP	Filed herewith.